United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 – Other Events.

Stock purchase agreement to sell Generations Bank expires

The stock purchase agreement entered into by Kansas City Life Insurance Company to sell Generations Bank to a consortium of local investors organized as Generations Bancorp expired as of September 30, 2005. The sale was not consummated due to a delay in regulatory approval of the Generations Bancorp application by the Office of Thrift Supervision.

Kansas City Life entered into the stock purchase agreement on October 25, 2004, under which Generations Bancorp would have purchased all of the issued and outstanding shares of Generations Bank stock for approximately $10.1 million in cash. The sale of Generations Bank would have represented less than two percent of Kansas City Life’s $4.7 billion in total assets as of June 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By: /s/Tracy W. Knapp

Tracy W. Knapp

Senior Vice President, Finance

October 3, 2005

(Date)